UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2012

ALLIANCE HOLDINGS GP, L.P.

(Exact name of registrant as specified in its charter)

Delaware		03-573898
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-51952	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-1415

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

In accordance with General Instruction B.2 of Form 8-K, the following information and the exhibits referenced therein is being furnished pursuant to Item 7.01 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On March 15, 2012, Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P. announced that Brian L. Cantrell, Senior Vice President and Chief Financial Officer, will make a presentation at the BB&T Capital Markets 6th Annual Commercial & Industrial Conference in Florida at approximately 11:40 a.m. Eastern time on Thursday, March 29, 2012.

The audio portion of Mr. Cantrell’s presentation will be available via webcast at http://wsw.com/webcast/bbt23/arlp/ and for replay for 30 days following the conference. The related presentation will also be available March 29, 2012 on both ARLP’s website (http://www.arlp.com) and AHGP’s website (http://www.ahgp.com) under “Investor Information” and “Investor Presentations.”

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P. press release dated as of March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Holdings GP, L.P.

By:	Alliance GP, LLC, its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: March 15, 2012

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